Gateway Confidential

              GATEWAY INTERNATIONAL AUTHORIZED RESELLER AGREEMENT

THIS  AGREEMENT is made this 1st day of July 2001 ("Effective Date").

PARTIES:

(1) GATEWAY MANUFACTURING INC., a corporation organized under the laws of the State of Delaware, USA with offices at 610 Gateway Drive, North Sioux City, South Dakota 57049-2000, USA ("GATEWAY"); and

(2) NETCEL360.COM LTD, a corporation organized under the laws of the Cayman Islands with its registered offices at Ugland House, South Church Street, PO Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies ("RESELLER").

RECITALS:

WHEREAS, Gateway's Affiliates (defined below) manufacture and market computer products throughout the world directly and through qualified companies that add value to the products in selling such products;

WHEREAS, Reseller has represented that it possesses the necessary expertise and marketing organization to market and sell such products in the Territory (defined below);

WHEREAS, Gateway is willing to appoint Reseller and Reseller is willing to accept such appointment as a reseller of Gateway's products in the Territory (defined below) (the "Gateway Business") upon the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth below, the parties agree as follows:

                            SECTION I(A): DEFINITIONS

In  this  Agreement,  unless  the  contrary  intention  appears:-

"Affiliates" means companies that directly or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with the referenced company and the term "control" (including the terms


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Gateway Confidential

"controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a company, partnership, or other body corporate, whether through the ownership of voting securities, by contract or otherwise.

"COGS" means the costs of goods sold including but not limited to component costs, manufacturing costs, hardware and software royalties, warranty costs and end-user technical support costs applicable to the Gateway Products sold under this Agreement.

"Effective Date" means the date the parties entered into this Agreement as above-written.

"First Year" means the period commencing from the Effective Date and ending on 30th June 2002, notwithstanding that it does not comprise one calendar year.

"Gateway  Products"  means  Gateway's  products  listed in Gateway International
Resellers Products Price List as set out in Exhibit A attached hereto and as such products may be amended from time to time by Gateway, at its sole discretion.

"Gross Mark-up" means Gateway's percentage mark-up on COGS applicable to the different types of sale of Gateway Products and more particularly set out in Exhibit A.

"Minimum Purchase Quantity" means the minimum target that Reseller has to meet in relation to purchases of Gateway Products and more particularly set out in Exhibit D.

"Programs" means the operating, utility and application software programs installed or included in Gateway Products and as such programs may be updated and substituted from time to time by Gateway in its absolute discretion.

"Price List" means the list of prices (based on COGS) of Gateway Products in Gateway International Resellers Products Price List set out in Exhibit A and as such list may, in Gateway's sole discretion, be revised or replaced with new price list which Gateway may issue from time to time.

"quarter" means a calendar quarter, that is 1st January to 30th March, 1st April to 30th June, 1st July to 30th September and 1st October to 31st December, as the case may be;

"Second Year" means the period of twelve (12) months immediately following the expiry of the First Year.


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"Territory" means the territory(ies) as set out in Exhibit A(I) attached hereto.

"Trademarks" means any and all of Gateway's trademarks, words and design marks, trade names, service marks, trade logos and trade dress, and foreign language equivalents thereof, including but not limited to those described in Exhibit F attached hereto, and as each may be unilaterally amended from time to time by Gateway (whether registered or not).

"Trademark License" means the non-exclusive and non-transferable, royalty-free right and license to use the Trademarks in the Territory for the limited and sole purpose of marketing, sale and promotion of the Gateway Products as provided in Section 7.2.

                             SECTION I: APPOINTMENT

1.1  Scope  of  Appointment.  Gateway  hereby appoints Reseller, and Reseller
     ----------------------
     hereby accepts such appointment, as a sole reseller of Gateway Products within the Territory subject to the provisions in Sections 1.5 and 1.7. Reseller shall have the right to market, distribute, sell, install, and lease Gateway Products and to use the Trademarks in the Territory subject to the terms and conditions of this Agreement.

1.2  Products Supply.  Except as approved by Gateway, Reseller shall purchase
     ---------------
     Gateway Products solely from Gateway and shall not seek to purchase Gateway Products from any of Gateway's Affiliates.

1.3  Sub-distributors  and  resellers.
     --------------------------------

     A. Reseller may market, distribute, sell or lease Gateway Products through its existing sub-distributors, resellers or agents listed in Exhibit B attached hereto. Reseller shall be entitled, with Gateway's prior written approval and such approval not to be unreasonably withheld, to appoint new sub-distributors, resellers or agents (other than those listed in Exhibit B) to market, distribute, sell or lease Gateway Products. For the avoidance of doubt, the parties agree that Gateway's decision in all cases, whether to approve or withhold approval on Reseller's proposed appointment of any new sub-distributors, resellers or agents under this Section, shall always be deemed to be reasonable and shall be final and binding on Reseller.


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     B.   Notwithstanding  Gateway's  approval  of  the  appointment  of  any sub-distributors, resellers or agents, whether listed in Exhibit B or otherwise, Reseller shall remain liable for the actions, omissions, and performance of such sub-distributors, resellers and agents.

1.4  No  Sales  Outside  the Territory.  Reseller shall (a) not undertake to,
     ---------------------------------
     directly or indirectly, and (b) not permit its sub-distributors, resellers or agents to, market, export, sell, install, service or lease Gateway Products outside the Territory.

1.5  Appointment  of  Other  Resellers.   Notwithstanding  the  provisions in
     ---------------------------------
     Section 1.1, commencing from January 1, 2002, Gateway shall be entitled, in its absolute discretion, to appoint additional resellers, distributors or agents for the Territory in the event that Reseller does not achieve the Minimum Purchase Quantity for any two consecutive quarters. Reseller agrees that it will not register this Agreement with the relevant governmental authorities without Gateway's prior written approval, and if necessary, to amend such registration to reflect the appointment of any additional resellers, distributors or agents for any of the countries in the Territory.

1.6  Sale  of  Competitive  Products.  Reseller  acknowledges and warrants to
     -------------------------------
     Gateway that the list of products (and their manufacturers) as set forth in Exhibit C attached hereto is the complete list of all computer-related products that Reseller (or any of its Affiliates) manufactures, assembles, purchases, markets, distributes, sells, leases or licenses to end-users. Reseller shall notify Gateway in writing prior to adding any new computer-related products to its manufacturing, assembly, purchasing, marketing, distribution, sale, leasing or licensing operations that are similar to or competitive with any Gateway Products.

1.7  Training  Products.   For  the  avoidance of doubt, Gateway shall at all
     -------------------
     times be entitled to, directly or indirectly, market, distribute and sell Gateway training products in the Territory.

1.8  Restriction  on  Provision of Back Office Services.  Reseller shall not,
     ---------------------------------------------------
     without the prior written approval of Gateway (a) directly or indirectly, and (b) permit its Affiliates, sub-distributors, resellers, agents or assigns to, provide or undertake to provide, within the Territory, any back office services for any of the computer and computer-related product manufacturers listed in Exhibit C(1) attached hereto, including such


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Gateway Confidential

     manufacturers' Affiliates, successors and/or assigns, in relation to such manufacturers' computer and computer-related product business activities. For the purpose of this Agreement, "back office services" shall include, but not be limited to, services relating to call centre support, technical support, web hosting, web design, customer relationship management, logistics and financial management.

                       SECTION II: OBLIGATIONS OF RESELLER

2.1  Minimum  Purchase  Quantity.
     ---------------------------

     A. Reseller shall by the end of each quarter, achieve the Minimum Purchase Quantity for such quarter, failing which Gateway may issue a reminder to Reseller.

     B. Reseller shall by the end of each of the First Year and Second Year achieve the Minimum Purchase Quantity for the First Year and the Second Year respectively, all as set out in Exhibit D.

     C. At least thirty (30) days' prior to the expiry of the First Year, the parties will endeavor in good faith to review and agree in writing to the Minimum Purchase Quantity for the Second Year. In the absence of such agreement, Gateway shall, based on Gateway's market forecast, determine the Minimum Purchase Quantity for the Second Year and such determination shall be final and binding on Reseller.

2.2  Marketing  And Product Support.  Reseller shall use its best efforts and
     ------------------------------
     shall,  at  its  own  cost  and  expense,  undertake  to:

     A. Promote the marketing and sale of Gateway Products within the Territory.

     B. Maintain adequate facilities and delivery of Gateway Products to ensure prompt handling of inquiries, customer orders, shipments and returns

     C. Maintain a professional and well-informed sales and customer support organization appropriate for marketing, distributing, selling, installing and leasing Gateway Products in the Territory. The Reseller shall comply with the provisions in the Gateway Authorised Reseller


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          Handbook  ("Reseller  Handbook")  in this respect, a copy of which has been extended to Reseller and Reseller hereby acknowledges the terms therein. In case of any discrepancies between this Agreement and the Reseller Handbook, the terms of this Agreement shall have precedence.

     D. Provide comprehensive training to its staff, in consultation with Gateway, to permit them to undertake pre-sales support to Reseller's customers. Such training shall include participation in a reasonable number of conferences developed or recommended by Gateway. Such participation in training shall be at Reseller's expense

     E. Participate in conferences and trade shows that Gateway may recommend to Reseller and as the parties may agree, from time to time.

2.3  Advertising  and  Marketing  Programs.
     -------------------------------------

     A. Reseller shall be responsible for initiating and undertaking advertising and marketing programs relating to the Trademarks and the Gateway Products in the Territory and for all costs and expenses relating thereto.

     B. Reseller shall submit all advertising and marketing programs relating to the Trademarks and the Gateway Products to Gateway for its prior review and approval. Gateway expressly reserves the right to review Reseller's advertising and marketing programs at any time and to direct Reseller to alter or cancel and withdraw any advertising or marketing programs which Gateway deems, in its sole discretion, not to be suitable for its image. Reseller shall also obtain Gateway's prior approval for the use of the Trademarks for the promotion or sale of Gateway Products on any web-sites that Reseller seeks to develop or use. Reseller shall at all times during the subsistence of this Agreement use the Trademarks in conformity with the specifications set out in Exhibit G attached hereto and any other Gateway rules and policies which may be communicated to Reseller in writing by Gateway from time to time.

2.4  Sales  Call  Center.   Reseller  shall  provide  a  sales call center to
     -------------------
     address queries from customers regarding the Gateway Products. Reseller undertakes to operate the sales call center in accordance with the requirements and directions of Gateway and as mutually agreed upon by Gateway and Reseller from time to time.


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Gateway Confidential

2.5  Customer  Support.  Reseller  shall  undertake  to:
     -----------------

     A. Provide sales support and product information to Reseller's customers and carry out installation of Gateway Products and related hardware and software, as applicable. Reseller shall not, without the prior written consent of Gateway, instruct customers to contact Gateway directly for pre-sales support or product information.

     B. Participate fully in any retrofit, recall or customer notification campaigns initiated by Gateway with regard to the Gateway Products, under terms to be agreed upon, from time to time.

     C. Comply with applicable laws and regulations in the Territory relating to "used" or returned merchandise.

2.6  Issue  of  Warranty.
     -------------------

     A. Reseller shall issue Gateway's warranty on the Gateway Products to its customers in accordance with Gateway's standard warranty and support terms and conditions (the "Gateway Warranty"). For the avoidance of doubt, Gateway shall, at its own costs, be solely liable to such customers for honouring the Gateway Warranty, whether during the subsistence or after the expiry or earlier termination of this Agreement. Reseller shall obtain the prior written approval of Gateway for any additional Gateway warranty programs that Reseller offers to its customers. In the event that Reseller offers any extended Gateway Warranty to its customers, Reseller shall purchase such extended Gateway Warranty for the benefit of its customers from Gateway. Reseller shall not offer to its customers any other warranty programs other than the Gateway Warranty on the Gateway Products.

     B. Reseller shall obtain the prior written approval of Gateway before offering to its customers any additional service programs provided by Reseller ("Reseller Warranty") and Reseller shall, at its own costs, remain solely liable to such customers for honouring the Reseller Warranty, whether during the subsistence or after the expiry or earlier termination of this Agreement.


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     C.   In  the  event that Reseller fails for any reason whatsoever to honour the Reseller Warranty after the expiry or earlier termination of this Agreement, Gateway may, but is not in any way obliged to, honour such Reseller Warranty in accordance with terms and conditions as determined by Gateway in its absolute discretion and Reseller shall indemnify Gateway for all costs and expenses incurred, directly or indirectly, by Gateway.

2.7  Qualitative  Performance  Requirements  and  Criteria.
     ------------------------------------------------------

     A. Gateway has established policies and procedures to effectively handle customer support issues, which Gateway will convey to Reseller as soon as practicable following the execution of this Agreement. Reseller agrees to follow these policies and procedures to resolve the customer support issues in an efficient and effective manner.

     B. In addition to the provisions in Section 2.7(A), Reseller shall at all times comply with the performance criteria as set out in Exhibit D. If Reseller fails to meet the performance criteria in any quarter, other than by reason of Gateway's failure to manufacture, assemble and supply the Gateway Products, ordered under Section IV, to Reseller in a timely manner or in sufficient quantities, Gateway may by written notice, require Reseller to rectify such failure to Gateway's reasonable satisfaction within such period prescribed by Gateway, but which in no event shall be less than thirty (30) days ("Notification"). Reseller's failure for whatever reason to comply with the Notification shall entitle Gateway to terminate this Agreement for cause as provided herein.

2.8  Reporting  Obligations.   Reseller  shall provide forecasts of projected
     -----------------------
     purchases of Gateway Products in accordance with the provisions in Exhibit H attached hereto. In addition, it shall collect and provide detailed market research or competitive analysis information, as reasonably required by Gateway. Reseller shall immediately direct to Gateway details of any complaints it receives from customers and others relating to Gateway Products.

2.9  Third-Party  Inquiries.  Reseller  shall  direct  to Gateway  all inquiries
     ----------------------
     from third parties regarding the sale, distribution or marketing of Gateway Products outside the Territory.


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2.10 Costs  and  Expenses.  Reseller  shall be responsible for all costs and
     --------------------
     expenses relating to its obligations under this Agreement, including but not limited to this Section II, except as expressly indicated otherwise.

2.11 Lease  of  Current  Retail  Stores.
     -----------------------------------

     A. Reseller shall, with effect from the Effective Date, (i) be solely responsible for all of the operating costs of Gateway's current retail stores ("Current Retail Stores") (as set out and further defined in Exhibit I attached hereto) in the Territory, including rent, management fees, rates, utilities and any other costs and expenses arising from or in connection with the operation of the Current Retail Stores ("Current Retail Stores Operating Costs") and (ii) observe and perform all of Gateway's obligations under the respective leases for the Current Retail Stores ("Current Leases") as though Reseller was an original party to the Current Leases in place of Gateway. Gateway shall indemnify Reseller for all damages, costs (including legal costs on an indemnity basis) and expenses suffered or incurred by Reseller, directly or indirectly, as a result of any claims or damages arising from a cause of action relating to the Current Retail Stores or the Current Leases that occurred prior to the Effective Date.

     B. In consideration of Gateway selling the equipment (as set out in Exhibit L attached hereto) located at the Current Retail Stores to Reseller, Reseller shall pay to Gateway, as soon as practicable upon the execution of this Agreement, a sum to be mutually agreed between the parties and confirmed in writing after the execution of this Agreement.

     C. Reseller shall cooperate with Gateway to procure the novation or assignment, as determined by Gateway, of the Current Leases to Reseller as soon as practicable after the Effective Date. Reseller shall execute all documents and do all things necessary as reasonably required by Gateway for the purpose of novating or assigning, as the case may be, the Current Leases to Reseller.

     D. Reseller and Gateway shall each bear its own legal costs incurred in the novation or assignment of the Current Leases to Reseller provided, that Gateway shall bear all stamp duties and other similar taxes


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          relating  to  such  novation  or  assignment.  In  the  event that any additional costs or expenses are payable to any third party (including the landlord of the respective Current Leases) in connection with such novation or assignment, Gateway and Reseller shall agree to the apportionment of such costs or expenses between Gateway and Reseller; provided, that any additional costs paid to the landlord(s) of the respective Current Leases that are in the nature of inducements to cause such landlord(s) to consent to the novation, assignment or sub-let of the Current Leases shall be borne solely by Gateway.

     E. Upon the expiry or earlier termination of the Current Leases, Reseller shall, at its costs, be solely responsible for reinstating the Current Retail Stores in accordance with the requirements under each of the Current Leases.

     F. In the event that Gateway, for any reason whatsoever, is unable to procure the novation or assignment of the Current Leases to Reseller, Reseller shall enter into an arrangement, as Gateway deems reasonably appropriate, with Gateway for all of the Current Retail Stores Operating Costs to be borne directly by Reseller and to require Reseller to observe and perform all of Gateway's obligations under the Current Leases as though Reseller was an original party to the Current Leases in place of Gateway

     G. If Reseller fails, neglects or refuses for any reason whatsoever to observe and perform any of Gateway's obligations under the Current Leases (i) pursuant to Section 2.11(A) or (ii) after the novation or assignment of the Current Leases to Reseller or (iii) after Reseller and Gateway have entered into the arrangement pursuant to Section
          2.11(F), as the case may be, Gateway shall be entitled, but not obliged, to perform any of the lessee's obligations under the respective Current Leases and Reseller shall indemnify Gateway for all damages, costs (including legal costs on an indemnity basis) and expenses suffered or incurred by Gateway arising out of or in connection with Gateway's performance of such lessee's obligations. Without prejudice to any of its rights under this Agreement, Gateway shall be entitled to exercise its rights under the SBLC (as provided in Section 2.18) for the purposes of performing such lessee's obligations or satisfying Reseller's indemnification as provided in this Section 2.11(G).


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2.12 Supplier  contracts.   Reseller shall not enter into any store in store
     --------------------
     arrangements, supplier agreement or arrangements for the supply of accessories, or training services, in each case in connection with the Gateway Business, without the prior written approval of Gateway.

2.13 Access  to  Reseller's  Operations,  Books and Records.  Reseller shall
     -------------------------------------------------------
     establish and maintain at its own costs a bookkeeping, accounting, record keeping and records retention system consistent with generally accepted accounting principles. Reseller shall keep full complete, accurate and updated records pertaining to its operations and the performance by the Reseller of its obligations under this Agreement. Reseller shall allow Gateway personnel, upon reasonable notice and during normal business hours, to review Reseller's facilities, operations, books and records to confirm compliance with the requirements of this Agreement. Reseller shall, within six (6) months after the close of each of its financial year, provide Gateway with a set of its annual audited financial statements prepared in accordance with generally accepted accounting principles.

2.14 Gateway  Merchandising  Programs
     --------------------------------

     A. Subject to the provisions of Section 2.14(D)(iii)(a), Reseller shall participate in and honour Gateway's merchandising programs, namely the Your:)Ware and the 10-day money back guarantee programs, which programs Reseller has complete knowledge and understanding, ("Merchandising Programs") in respect of Gateway's existing customers and end-users in accordance with Gateway's terms and conditions.

     B. In addition, Reseller shall, subject to Gateway's prior written approval, offer and honour the Merchandising Programs to its customers on Gateway's terms and conditions determined by Gateway in its absolute discretion.

     C. In honouring the Merchandising Programs, Reseller shall, at its costs, be responsible for the administration of the Merchandising Programs.

     D.   10-day  money  back  guarantee  program
          ---------------------------------------

          (i) In the event that Reseller is notified of or receives any return of Gateway Products from Reseller's or Gateway's customers under


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               the 10-day money back guarantee program for the reason (and which may not be the only reason for the return) that such Gateway Products suffer from technical faults or are deemed as "dead on arrival" (collectively referred to as "Faulty Gateway Products"), Reseller (a) shall immediately direct such customers to Gateway; and (b) shall not, without the prior written approval of Gateway, accept any return of Faulty Gateway Products from such customers.

          (ii) Without limiting the generality of the provisions under Section 2.14(C), Reseller shall be responsible for all refunds to Reseller's and Gateway's customers for all returns of Gateway Products for any reason whatsoever under the 10-day money back guarantee program, including returns of Faulty Gateway Products. Reseller shall refund to such customers the purchase price ("Customer's Purchase Price") that customers paid for the Gateway Products excluding any costs ("Customer's Costs") which the customer is required to bear in any return of Gateway Products under the terms of the 10-day money back guarantee program.

          (iii) Reseller shall only be entitled to receive reimbursements or refunds from Gateway for the return of Gateway Products under the 10-day money back guarantee program as follows:

               (a) reimbursement of the Customer's Purchase Price of the Gateway Products, excluding Customer's Costs, when Reseller honours the 10-day money back guarantee in respect of Gateway Products that were purchased by Gateway's customers and end-users prior to the Effective Date; and

               (b) refund of Reseller's purchase price for Faulty Gateway Products returned to Reseller under the 10-day money back guarantee program with the prior written approval of Gateway under the provisions of this Section 2.14. Gateway shall provide Reseller with the refund by way of a credit given to Reseller for Reseller to utilise against purchases of Gateway Products under this Agreement.


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2.15 Quality  Control.   Reseller shall maintain, throughout the subsistence
     ----------------
     of this Agreement, the standard of quality of Reseller's services that Reseller has represented to Gateway. Upon written notice of deficiency, as reasonably determined solely by Gateway, Reseller shall promptly take the necessary steps to ensure conformance with these quality assurance standards.

2.16 Demonstration  Units.  Except  as otherwise agreed between the parties,
     ---------------------
     Reseller shall provide, at its costs, demonstration units of Gateway Products for use at its retail locations and for any other purpose. Reseller shall purchase the demonstration units of Gateway Products from Gateway at COGS, for the demonstration units for use at Reseller's retail stores, as determined by Gateway in its sole discretion, that are decorated as Gateway-concept retail stores for the purpose of selling Gateway Products ("Reseller's Gateway Stores"). Gateway and Reseller shall from time to time agree on the purchase price of demonstration units that Reseller shall purchase for use at all other retail locations, including store-in-store arrangements, other than the Reseller's Gateway Stores and for any other purpose, including press evaluation and product promotion events.

2.17 Corporate  approval.   Reseller warrants and represents to Gateway that
     --------------------
     it has taken all requisite corporate and other action to approve the execution, delivery and performance of this Agreement.

2.18 Standby  Letter  of  Credit
     ---------------------------

     A. Reseller shall provide and at all times maintain an irrevocable standby letter of credit payable on demand ("SBLC"), to take effect from the Effective Date, from an affiliate of Citicorp or other lender ("Bank") selected by Gateway and on terms, including the aggregate amount payable thereon ("SBLC Amount"), satisfactory to Gateway. Upon the occurrence of designated events, Gateway shall be entitled to require immediate payment on first demand on the SBLC upon serving a written notice ("Demand Notice") on the Bank for an amount designated by Gateway to be drawn under the SBLC. Gateway shall be entitled to serve the Demand Notice on the Bank on the occurrence of any of the following events:

          (i) Reseller fails to pay or perform any obligation owed to Gateway when due under this Agreement;


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          (ii) A  change  of control of the Reseller as provided in Section 11.1 of this Agreement or any other substantial change in the ownership of Reseller;

          (iii) Termination of this Agreement for any reason whatsoever while amounts are owed to Gateway; or

          (iv) Reseller files for or has instituted against it any proceedings as to its bankruptcy, insolvency, reorganization, judicial management, receivership, liquidation or dissolution, or there is an assignment for the benefit of creditors or there is granted against Reseller a writ of seizure and sale.

     B. Upon the occurrence of any such event as determined by Gateway and following written notice to Reseller, Gateway shall be entitled to serve the Demand Notice on the Bank for immediate payment of the unpaid overdue balance in the case of (i) above, and for immediate payment of all outstanding obligations to Gateway under this Agreement upon the happening of an event described in (ii), (iii), or (iv) above.

     C. During the First Year, the available SBLC Amount shall be US$4 million at all times until November 19, 2001 at which time the SBLC Amount shall be increased to maintain availability of US$5 million at all times during the rest of the First Year. During the Second Year and any Renewal Term, Gateway shall be entitled to determine the SBLC Amount on a quarterly basis and upon such determination, Reseller shall provide Gateway with an SBLC with the revised SBLC Amount determined by Gateway. Reseller shall not amend the terms of the SBLC without Gateway's prior written approval.

                      SECTION III: OBLIGATIONS OF GATEWAY

3.1  Supply  of  Gateway  Products.  Gateway  shall  endeavor to manufacture,
     -----------------------------
     assemble and supply the Gateway Products, ordered under Section IV to Reseller in a timely manner. Gateway shall keep Reseller informed of Gateway Products supply availability. In the event of a shortfall in supply, Gateway reserves the right to allocate its production among its resellers, customers and end-users as it deems appropriate, in its sole discretion, including the right to make no supply or delayed or partial supply of Gateway Products to Reseller. Gateway shall not be liable to Reseller in any way for any failure or delay in the supply of any quantities of Gateway Products that may have been agreed upon from time to time with Reseller.


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3.2  Advertising  and  Marketing  Assistance.
     ---------------------------------------

     A. Gateway shall provide Reseller a reasonable quantity of Gateway Products literature and promotional materials. Reseller may also purchase, at its expense, additional quantities of such promotional materials from Gateway. All such materials supplied to Reseller shall be in English and Reseller may reproduce and translate the materials at its sole expense. Gateway shall have the right to approve in advance all such translated or reproduced materials prior to their use with potential customers. All copyright and other property rights in such materials and as translated and reproduced shall belong to Gateway and its Affiliates.

     B. Gateway shall respond to Reseller as soon as practicable following the submission by Reseller to Gateway of advertising and marketing programs for Gateway's approval under Section 2.3 of this Agreement.

3.3  Market  Development  Fund.
     -------------------------

     A. Gateway shall, subject to Section 3.3(B), provide Reseller with a rebate on advertising and marketing programs equivalent to a sum calculated at:

          (i) [redacted] percent of Gateway's revenue per quarter from sales of Gateway Products to Reseller for sale through the Current Retail Stores set out in Exhibit I and Reseller's retail stores and other store in store arrangements ("Retail Channel"); and

          (ii) [redacted] percent of Gateway's revenue per quarter from sales of Gateway Products to Reseller for sale otherwise than through the Retail Channel such revenue shall be (1) derived from sales of Gateway Products to Reseller based on COGS plus Gross Mark-up (as defined in Section 5.5 and referred to in Exhibit A) and (2) excluded therefrom (a) any revenue lost from returns of Gateway Products for any reason whatsoever, (b) any credits given to Reseller and (c) any bad debts arising from the sale of the Gateway Products to Reseller.


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     B.   Reseller's  entitlement  to  the  rebate  on advertising and marketing programs  shall  be  subject  to  the  following  conditions:

          1. the rebate shall be granted quarterly against Reseller's expenditure in such quarter on advertising and marketing programs as approved by Gateway pursuant to Section 2.3(B);

          2. no rebate will be granted if Reseller does not incur any expenditure for such approved advertising and marketing programs in such quarter;

          3. the rebate shall not exceed Reseller's expenditure for such approved advertising and marketing programs in the quarter for which the rebate is claimed;

          4. within fourteen (14) days after the last day of the quarter for which the rebate is claimed, Reseller shall submit to Gateway:-

               i. a list of such approved advertising and marketing programs implemented in that quarter together with evidence satisfactory to Gateway of the actual implementation of such programs in the manner as approved by Gateway; and

               ii. invoices or other documentary evidence satisfactory to Gateway verifying the expenditure for such approved advertising and marketing programs; and

          5. the rebate shall be credited in arrears against Reseller's purchases of Gateway Products in the quarter following such quarter for which the rebate is claimed.

     C. Reseller shall not be entitled to any rebates that Gateway receives, including rebates from original equipment manufacturers, unless otherwise agreed between Gateway and Reseller.

3.4  Bid  Response  Assistance.  Gateway  shall  promptly  answer  any questions
     -------------------------
     about Gateway Products that Reseller may submit to Gateway in connection with proposed customer tenders or contemplated sales.


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3.5  Training  and  Conferences.   Gateway  may  from  time  to  time:
     --------------------------

     A. undertake to sponsor or conduct training conferences; Gateway shall not charge any training fees for such conferences but Reseller shall be solely responsible for payment of all of its costs and expenses of participation, including travel, food and lodging;

     B. identify and recommend third-party training courses that may benefit Reseller's sales and service personnel. Reseller shall be responsible for all costs and expenses related to such courses; and

     C. exercise its best efforts to provide training and related materials relating to the Gateway Products within thirty (30) days prior to the release of the Gateway Products in the Territory.

3.6  Customer  Technical  Support  and  Warranty  Service.   Gateway  shall
     -----------------------------------------------------
     provide,  directly  or  through third party service providers, after-sales:

     A. technical and warranty support on Gateway's terms and conditions as Gateway may determine from time to time; and

     B. call center services for technical support for Gateway Products to the ultimate end-users

     Reseller acknowledges that Gateway has appointed or will be appointing Unisys (China/Hong Kong) Ltd, Unisys Singapore Pte Ltd and Datacom South East Asia (M) Sdn. Bhd. to provide the mentioned technical support and warranty service and agrees that Gateway shall, in its absolute discretion, be entitled to appoint such other third party service providers, either in addition to or in replacement of the current mentioned service providers, to fulfill its obligations under this Section.

              SECTION IV: ORDERING AND DELIVERY OF GATEWAY PRODUCTS

4.1  Long-Term  Forecasts.  Reseller  shall  provide  forecasts  of  expected
     --------------------
     purchases of Gateway Products in the Territory in accordance with Exhibit H or as reasonably required by Gateway from time to time.

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Gateway Confidential

4.2  Ordering  and  Invoicing Process.   Reseller shall place orders for, and
     ---------------------------------
     Gateway shall invoice Reseller for, the Gateway Products in accordance with the ordering and invoicing process set out in Exhibit E attached hereto.

4.3  Modifications of Orders.  Once Gateway has accepted Reseller's order for
     -----------------------
     Gateway Products, Reseller may defer or cancel the order only with Gateway's approval and in accordance with any conditions or charges imposed by Gateway.

4.4  Delivery  Terms.  Gateway and Reseller shall coordinate to establish the
     ---------------
     most convenient arrangements for Reseller to take delivery of the Gateway Products from Gateway or its Affiliates free carrier at Gateway's named place of collection in Malacca ("free carrier" as defined in the ICC Incoterms 2000).

4.5  Title  &  Risk  of Loss.  Title to, as well as risk of damage to or loss
     -----------------------
     of, the Gateway Products shall pass to Reseller at the time that Reseller or its carrier or freight forwarder collects the Gateway Products at Gateway's named place of collection.

4.6  Inspection.  Reseller  shall inspect all orders of Gateway Products when
     ----------
     taking delivery and inform Gateway immediately of any missing items. Reseller shall inform Gateway of any Gateway Products which are not functioning (due to manufacturing fault) within fourteen (14) days of taking delivery by Reseller. Provided that Reseller has informed Gateway on a timely basis, Gateway shall, at its cost, provide replacement parts and service such non-functioning Gateway Products to an "as new" condition.

                         SECTION V: PRICES AND PAYMENTS

5.1  Reseller's  Purchase Price.  The prices for Gateway Products offered for
     --------------------------
     purchase to Reseller shall be the COGS as set forth in the Price List plus the Gross Mark-up. If any taxes, tariffs, fees, custom duties or levies whatsoever (but excluding taxes on Gateway's income) are required to be withheld, collected or paid, then Gateway shall add them to the purchase price payable by Reseller

5.2  Price  List for Non-hardware Products.   Gateway may, from time to time,
     --------------------------------------
     provide  Reseller  with  a  separate  price list for Gateway's non-hardware

Gateway Confidential

     products (including but not limited to training, extended warranty and service offerings).

5.3  New  Price Lists.  Gateway may, in its sole discretion, revise the price
     ----------------
     of any Gateway Products or replace the Price List with new price lists as issued by Gateway from time to time without liability whatsoever, provided that:

     A. If the Gateway Products are ready for Reseller's collection, then the price on the date of notification for collection shall prevail, and

     B.   If  the Gateway Products are not ready for Resellers' collection, then

          (i) in the event of a price reduction, any order accepted by Gateway prior to the effective date of such price reduction shall be invoiced at the new prices, and

          (ii) in the event of a price increase, any order accepted by Gateway prior to the effective date of such price increase shall be invoiced at the old prices; provided, however, that if Reseller requests taking delivery of Gateway Products more than thirty
               (30) days after the effective date of the price increase, then the new prices shall apply.

5.4  Invoice  and  Payment  Terms.  Gateway will invoice Reseller on or after
     ----------------------------
     the date of Reseller's collection of the Gateway Products. The invoice may be sent by facsimile, and will include all charges, as applicable, relating to Reseller taking delivery from Gateway's or its Affiliates factory location as well as any other charges owed by Reseller. Reseller shall pay the invoice in U.S. dollars or other agreed currency within thirty (30) days of the date of the invoice.

5.5  Bids.
     -----

     A. Reseller shall promptly notify and provide details to Gateway of all government project tenders or any other project tenders requiring a formal tender, bid or response ("Bid") for the proposed supply of Gateway Products. Gateway shall be entitled to reject or approve and at its sole discretion determine the conditions in respect of the submission of any Bid.

     B.   The  parties  agree  that  all  losses and/or profits arising from the

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          supply  of  Gateway  Products  pursuant  to any Bids shall be borne or shared,  as  the  case  may  be, equally between Gateway and Reseller.

     C. In the event that Reseller fails, neglects or does not proceed with or waives its right for any reason whatsoever to submit any Bid, Gateway or its Affiliates shall be entitled to do so, either directly or with any other third party.

5.6  Sale  of  non-Gateway  products
     -------------------------------

     A. For the first two quarters following the Effective Date, Reseller shall pay to Gateway a commission of [redacted] percent ("Commission") of Reseller's selling price from:

          (1) the sale of non-Gateway products, including computer hardware and software; and

          (2) the provision of any computer-related services, including but not limited to networking services but excluding delivery services;

          where such products and services are (a) not supplied to Reseller by Gateway and (b) sold or provided by Reseller whether with or without the Gateway Products.

     B. Within fourteen (14) days after the last day of each quarter, Reseller shall submit to Gateway invoices and other documentary evidence satisfactory to Gateway verifying the sale of the non-Gateway products and the provision of any computer-related services in such quarter together with Reseller's calculation of the Commission payable in that quarter to Gateway for Gateway's confirmation. Reseller shall pay Gateway the Commission in U.S. dollars or other agreed currency within fourteen (14) days of Gateway's confirmation of the Commission payable for such quarter.

     C. At least thirty (30) days' prior to the expiry of the second quarter following the Effective Date, the parties will endeavor to review and agree in writing to the Commission for the remainder of the Term. In the absence of such agreement, the Commission shall continue to apply for the remainder of the Term.

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                        SECTION VI: RETURNED MERCHANDISE

6.1  Returned  Merchandise.  Gateway  shall  not  be  obligated to accept the
     ----------------------
     return of any products sold to Reseller, except as expressly permitted under the Merchandising Programs or warranty provisions and then only in accordance with terms and procedures acceptable to Gateway.

6.2  No  Money-Back Guarantee.  Notwithstanding any money-back guarantee that
     ------------------------
     Gateway may provide to any of its customers, Reseller shall NOT be entitled to any type of money-back guarantee from Gateway save as provided for in
     Section  2.14.

                SECTION VII: ADVERTISING, TRADEMARKS, TRADE NAMES

7.1  Exclusive  Ownership  of  Trademarks  and  Trade  Names.  Reseller
     -------------------------------------------------------
     acknowledges that Gateway and its Affiliates are the sole and exclusive owners of the Trademarks and the right to use of the Trademarks in connection with any of the Gateway Products. Reseller acquires no rights to the Trademarks and Reseller hereby assigns and transfers to Gateway all rights (other than the license rights granted to Reseller herein) that it may acquire to the Trademarks, whether by operation of law or otherwise. Upon termination of this Agreement, all rights of Reseller to use the Trademarks shall terminate immediately except as otherwise provided herein.

7.2  Grant  of  License.  Gateway  hereby  grants  to  Reseller  during  the
     ------------------
     subsistence of this Agreement the Trademark License. Any use by Reseller of the Trademarks in the Territory shall be in strict accordance with Gateway's advertising style guide the terms of which are hereby acknowledged by Reseller. Gateway shall have all right, title and interest to all of the Reseller's translation of the Trademarks, except for the limited right to use granted to Reseller hereunder. Reseller shall treat the Trademarks distinctively (as to typography) and shall reproduce Gateway's symbols (including Gateway's monogram) photographically and not artistically. Reseller shall neither use the names Gateway or Gateway 2000 or any abbreviations thereof in its public title nor permit any customers or third parties to do so. Reseller shall not take any action inconsistent with the limited scope of the Trademark License granted to Reseller. Reseller is granted no right to use any other Gateway trademark, service mark or logo other than what is specifically set forth in Exhibit F,

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     without  Gateway's prior express written permission. Reseller shall not, at any time, display Gateway or the Trademarks in a manner that is negative or detrimental to Gateway.

7.3  Use  of  the  Trademarks.  In  connection  with  Reseller's  use  of the
     ------------------------
     Trademarks on Reseller's web site, Reseller agrees to include the appropriate trademark attribution language in reasonably close proximity to its first use of the Trademarks on any screen display, or in a location to which users are directed for statements concerning the ownership of intellectual property rights of Reseller. In connection with any other use of the Trademarks, Reseller agrees to include the appropriate trademark attribution language in all promotional materials, as more specifically set forth in Exhibit G attached hereto. Reseller may not use or reproduce the Trademarks in any manner whatsoever other than as expressly described in Exhibit G, which Gateway may modify from time to time. In no event shall Reseller use the Trademarks to imply or give the impression that Reseller is anything other than an authorized reseller of GatewayTM Products. In this regard, Reseller is only permitted to use the GATEWAY name and/or design Trademarks listed in Exhibit F when the term "AUTHORIZED RESELLER" is used in connection therewith and only in the manner set forth in Exhibit G.

7.4  Inspection  and  Compliance  Checks.  Reseller's  use  of the Trademarks
     -----------------------------------
     shall be subject to Gateway's review and approval. Reseller shall submit proposed uses, including in publications, in advance to Gateway for its review and approval. Gateway reserves the right to withhold or withdraw authorization for use of the Trademarks if Gateway determines, in its sole discretion, that Reseller is not using the Trademarks in a manner consistent with the terms of this Agreement. Gateway shall respond to Reseller as soon as practicable following the submission by Reseller to Gateway of proposed uses under this Section 7.4. Reseller's failure to immediately (a) cease using and (b) recall or collect, promotional materials, advertising or Gateway Products improperly displaying the Trademarks within sixty (60) days of Gateway's notice to do so, will constitute a material breach of this Agreement and Gateway may terminate this Agreement for cause as set forth herein.

7.5  License  and  Hosting  of  Web  Site.  Gateway hereby grants to Reseller
     -------------------------------------
     during the subsistence of this Agreement a non-exclusive and non-transferable, royalty-free right and license to use Gateway's domain name and web site (as specified in Exhibit J attached hereto) in accordance with the terms of this Section VIII and Gateway's web site access guidelines (as set out in Exhibit K attached hereto) for the limited and

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     sole  purpose  of  marketing,  sale,  promotion  and service of the Gateway
     Products. Gateway shall host and operate the Gateway web site with the Reseller being provided with (i) access, (ii) ability to define and manage the contents therein, (iii) electronic data with interfaces and (iv) links, all as set out in Exhibit K. Gateway and Reseller shall agree to, or failing such agreement, Gateway shall determine at its sole discretion a quarterly hosting charge which will be invoiced to Reseller quarterly in arrears. Reseller shall pay the invoice for such hosting charges in U.S. dollars or other agreed currency within thirty (30)days of the date of the invoice.

7.6  Use  of  Trademarks  in Domain Names.  Notwithstanding Sections 7.1, 7.2
     -------------------------------------
     and 7.3, Reseller is not permitted to register a domain name which incorporates any of the Trademarks unless Reseller obtains prior written consent from Gateway and only subject to any conditions Gateway may impose. If Reseller's domain name is approved by Gateway under this Section:

     (a) Reseller's web site shall be linked to, but shall not frame, the official Gateway web site homepage at the uniform resource locator as directed by Gateway, or as directed by Gateway, to the relevant brand web site homepage; and
     (b) Reseller agrees to comply with Gateway's guidelines as to the content and design of the link which will appear on Reseller's web site; and
     (c) Reseller's web site must not link, frame, or otherwise associate with disparaging sites or sites that sell counterfeit or deceptive products, or sites that sell non-genuine Gateway products; and
     (a) Reseller may not engage in conduct or activities, and may not use its domain name or web site, in a manner that is negative or detrimental to any of the Trademarks.

7.7  Ownership of domain names.  All Reseller domain names validly registered
     --------------------------
     under Section 7.6 that incorporate any of the Trademarks must be owned by Gateway or its Affiliate and registered in the name of Gateway or its Affiliate as Gateway may direct. If Reseller registers a domain name that incorporates any of the Trademarks in accordance with this Agreement, Reseller agrees to register the domain name in the name of Gateway or any of its Affiliate as directed by Gateway. If Reseller registers a domain name that incorporates any of the Trademarks in violation of this Agreement, Reseller agrees to immediately transfer the domain name to Gateway or any of its Affiliate as directed by Gateway upon written notice from Gateway. Upon termination, expiry or non-renewal of this Agreement,

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     Reseller  shall  not use and/or register any domain name which incorporates or, in Gateway's sole discretion, is confusingly similar to any of the Trademarks.

7.8  Reseller's  Covenants.  In  addition  and not in derogation of the other
     ----------------------
     provisions of this Agreement, Reseller agrees, during the subsistence of this Agreement and after the termination hereof:

     1. not to take any action which will interfere with or prejudice any of Gateway's or its Affiliates' rights in and to the Trademarks;
     2. not to challenge Gateway's or its Affiliates' right, title or interest in and to the Trademarks or the benefits therefrom;
     3. not to make any claim or take any action adverse to Gateway's or its Affiliates' ownership of the Trademarks;
     4. not to register or apply for registrations, anywhere, for the Trademarks or any other mark which is similar to the Trademarks or which incorporates the Trademarks;
     5. not to use any trademark, trade names, service mark or product name, anywhere, which is confusingly similar to the Trademarks;
     6. not to use other trademarks, trade names, service mark, product name, slogans or designs together with the Trademarks or products that bear the Trademarks;
     7. not to use the Trademarks in relation to products not manufactured by Gateway or for services related to non-Gateway products;
     8. that should Gateway request, Reseller will furnish all necessary evidence and sign all documents, including assignments, that may be necessary for Gateway or its Affiliates to secure and maintain ownership in the Trademarks;
     9. not to do or permit to be done any act which would or might jeopardize or invalidate any registration of the Trademarks; and
     10. to assist Gateway, to the extent necessary in the procurement and/or expansion of any protection of the Trademarks, including trademark and domain name registration, and Reseller agrees to execute all documents Gateway deems reasonably necessary to procure such protection in Gateway's or its Affiliates name. Gateway shall reimburse Reseller for its reasonable expenses in assisting Gateway pursuant to the provisions of this paragraph.

7.9  Registration.   If  any trademark application, trademark registration or
     -------------
     domain  name  registration,  has  been  filed or obtained in any country by


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     Reseller  which  relates  to any name or mark which, in the sole opinion of
     Gateway, is identical, similar, deceptive or misleading with respect to the Trademarks or any other mark, design or trade dress of Gateway, Reseller shall immediately abandon and/or cancel any such application, registration or domain name or, at Gateway's sole discretion, assign it to Gateway. Following notification and request from Gateway, Reseller shall have twenty
     (20) days to execute and file with the proper authorities all documents necessary for the cancellation, transfer and/or assignment of any trademark application, trademark registration or domain name, as Gateway may direct. Should Reseller not execute and file the appropriate cancellation, transfer and/or assignment documents within the aforementioned time period, Gateway may, in its sole discretion, as hereby expressly authorized by Reseller, execute and file all appropriate documents to effectuate the cancellation, transfer and/or assignment of any trademark application, trademark registration or domain name held by Reseller. Reseller shall reimburse Gateway for all the costs and expenses of any opposition, cancellation or related legal proceedings, including legal fees (on a indemnity basis) and expenses, instigated by Gateway or its authorized representative, in connection with the cancellation, transfer and/or assignment of any such registration, application or domain name.

7.10 Protection  of  the  Trademarks.  Reseller  agrees to notify Gateway as
     -------------------------------
     soon as practicable but in any event within ten (10) days if Reseller becomes aware of:

     1. any uses of, or any application or registration for, a trademark, service mark or trade name that is identical to, conflicts with or is confusingly similar to the Trademarks;
     2. any acts of infringement or unfair competition involving the Trademarks; or
     3. any allegations or claims whether or not made in a lawsuit, that the use of the Trademarks by Gateway or Reseller infringes the trademark or service mark or other rights of any other entity.

7.10.1 Gateway may, but shall not be required to, take whatever action it, in its sole discretion, deems necessary or desirable to protect the validity and strength of the Trademarks at Gateway's sole expense. Reseller, at Gateway's cost, agrees to comply with all reasonable requests from Gateway for assistance in connection with any action with respect to the Trademarks or to renew the registration of the Trademarks, including but not limited


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     to  the furnishing of evidence of use as well as any and all documents that may be required by law to either prove the effective use of the Trademarks.

7.10.2 Reseller shall not institute or settle any claims or litigation affecting any rights in and to the Trademarks without Gateway's prior written approval.

7.11 Warranties; Limitation of Liability. Gateway makes no warranties of any
     -----------------------------------
     kind respecting the Trademarks, including the validity of Gateway's or its Affiliates' rights in the Trademarks in any country, and disclaims any and all warranties that might otherwise be implied by applicable law, including warranties against infringement of third-party marks and similar rights. In no event shall Gateway be liable for any damages (including, without limitation, economic loss or loss of profits, revenue or goodwill or any other commercial damage) arising from or related to Reseller's use of the Trademarks, even if Gateway has been advised of the possibility of such damages.

7.12 Assignability.  The  Trademark  License  contained  therein  shall  be
     --------------
     binding upon the successors and assigns of both parties. Reseller shall not assign, sublicense, make available or otherwise transfer or disclose any right to use, develop or otherwise enjoy any of the Trademarks without the prior written consent of Gateway.

7.13 Governmental  Licenses, Permits and Approvals.  Reseller will cooperate
     ---------------------------------------------
     with Gateway in obtaining and maintaining all licenses, permits and approvals which are required by all appropriate governmental authorities, with respect to this Agreement and the Trademark License contained therein. In this regard, Reseller, at Gateway's reasonable request and at Gateway's cost, shall execute any documents, including, but not limited to, a trademark license agreement, application to register a trademark licensee and/or application to register a registered user of a registered trademark, as the case may be, in order to comply with any requirements of such governmental authorities for the registration or recording of this Agreement or the Trademark License contained therein. The recording of such documents shall only be conducted by Gateway.

                       SECTION VIII: PATENTS & COPYRIGHTS

8.1  Indemnity.  In  respect  of  any action brought against Reseller that is
     ---------
     based on a claim that Gateway Products infringe any duly-issued patent right or copyright, Gateway's only liability to Reseller shall be limited at Gateway's option, to any one of the following:

     A. procuring for Reseller the right to use such Gateway Product free of any infringement liability;

     B.   replacing  such  Gateway Products with a non-infringing substitute; or

     C. accepting Reseller's return of the infringing Gateway Products in exchange for a refund of the purchase price paid to Gateway by Reseller, as prorated at Gateway's discretion for the period of use since taking delivery by Reseller.

8.2  Scope.  Gateway's  liability  under  Section  8.1  arises  only  if:
     ------

     A.   Reseller  promptly  notifies  Gateway  of  the  claim;

     B.   Reseller  furnishes  Gateway  all  documents  relating  to  the claim;

     C. Reseller gives Gateway authority, information and assistance (at Gateway's expense) necessary to defend or settle the claim; and

     D.   the  infringement  does  not  arise  out  of

          (i)  unauthorized  use  of  Gateway  Products;

          (ii) post-delivery modifications to Gateway Products are not in accordance with Gateway's terms and conditions or using non-Gateway supplied hardware, programs or data;

          (iii) the combination, operation or use of Gateway Products with non-Gateway supplied hardware, programs, data or specifications if a different combination would avoid the infringement; or

          (iv) specifications  furnished  by  Reseller.

     SECTION  8.1  IS  GATEWAY'S  SOLE  LIABILITY AND RESELLER'S SOLE REMEDY FOR
     INFRINGEMENT  OF  PATENTS  OR  COPYRIGHTS.


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8.3  Reseller's  Specifications.  Notwithstanding  the provisions in Sections
     ---------------------------
     8.1 and 8.2, to the extent that Gateway manufactures the Gateway Products to specifications of Reseller that require Gateway to provide hardware and/or software not within Gateway's standard specifications, Reseller shall indemnify Gateway against any liability for patent or copyright infringement.

                              SECTION IX: SOFTWARE

9.1  Software.  Gateway  Products  include  Programs  that  are  proprietary
     --------
     software of Gateway and its Affiliates or are licensed by Gateway or its Affiliates from third-party licensors of the Programs. Gateway or its Affiliates have the right to permit it to market and distribute the Programs as components of Gateway Products and to grant the rights hereunder with respect to the Programs. Title to the Programs shall at all times remain with Gateway and/or its Affiliates and/or the licensors of the Programs, and Reseller has no rights to transfer the Programs, except as set forth herein. In particular, Reseller shall strictly abide by any and all requirements imposed by licensors of the Programs, as such requirements have been conveyed to Reseller.

9.2  Distribution Rights.  Gateway hereby grants to Reseller a non-exclusive,
     -------------------
     non-transferable right to distribute copies of the Programs only as components of Gateway Products within the Territory during the subsistence of this Agreement. "Distribute" as used in this Section IX shall mean the right of Reseller to transfer to end-users the copies of the Programs obtained pursuant to this Agreement. This grant of distribution rights is subject to the terms and conditions of this Section IX, including the use license described in Section 9.3 and the following:

     A. Reseller shall not copy, reproduce, modify, reverse engineer, disassemble, or de-compile the Programs or any materials related thereto in any way. Reseller shall promptly notify Gateway of any unauthorized use or copying of the Programs by any person or entity. Reseller agrees to take, at its own expense but at Gateway's option and under Gateway's control and direction, legal action to prevent or stop the unauthorized use or copying of the Programs by any person or entity who or which has obtained the Programs due, in substantial part, to Reseller's fault or negligence.


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     B.   Reseller  shall not transfer the Programs except as expressly provided herein or in any of the Program's end-user pre-packaged license agreement. Reseller shall sell or lease the Gateway Products with the Program packages as integral parts thereof. Reseller shall not open the Program packages or the end-user license agreement packets, and shall not separate such Program packages (including documentation and end-user license agreement) from the Gateway Products. Reseller has no right to, and shall not, unbundle, sub-license, rent, sell or otherwise transfer any Program separate from the Gateway Products with which Reseller received the Program.

     C. If Reseller uses any Program for demonstration purposes, it shall not copy, reproduce or transfer such Program and shall abide by the terms of the end-user pre-packaged license agreement contained in the Program package.

     D. Reseller shall agree to and abide by all terms and conditions imposed by the licensor of the Programs (whether it be Gateway, its Affiliates or third party software vendors).

     E. For each Gateway Product that includes one or more Programs licensed by Microsoft Corporation or any affiliate thereof (a "Microsoft Program"), Reseller shall deliver to its end users the Certificate of Authenticity, end-user manuals, recovery media and other materials related to such Microsoft Programs. Reseller shall deliver such materials in the packaging for the Gateway Product. Reseller shall not quote a separate price for any Microsoft Program provided by Gateway as a component of a Gateway Product.

     F. Reseller shall provide to purchasers prior to purchase a clear and conspicuous notice of any Program restrictions or use limitations identified to Reseller by Gateway, its Affiliates or third party software licensors.

     G. Reseller shall institute reasonable procedures to ensure that its employees, sub-distributors, resellers or agents comply with the obligations set forth in this Section IX.

     H. Reseller's rights under this Section IX, including its rights to distribute and to pass on to end-users licenses to use, will


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          automatically and immediately terminate upon the expiry or termination of this Agreement in accordance with the termination provisions set forth in Section XI.

9.3  Use  License.  Reseller  shall  pass  on  to  end-users  of each Gateway
     ------------
     Product a license to use the Programs. The use license to be passed on to Reseller's end-users shall be a "break-the-seal" end-user license agreement contained in the Programs' packages. In addition, in all cases where the Programs have been pre-loaded on the Gateway Products, the package containing the keyboard shall bear a notice to the end-user that the Programs have been pre-loaded and that by switching on the Gateway Products, the end-user accepts the terms and conditions of the end-user license agreement included in the package containing the Gateway Products. Reseller shall be responsible for ensuring that its end-users agree to abide by the terms of the end-user licenses contained in the Programs' packages.

9.4  Effect of Reseller's Contracts.  Neither Gateway nor Gateway's licensors
     ------------------------------
     of the Programs shall assume or become bound to perform any warranty (other than the Gateway Warranty), support obligations or other contractual obligation of Reseller to any customers of Reseller.

9.5  Compliance  with  Import Regulations. Reseller agrees to comply with any
     ------------------------------------
     import regulations and registration requirements in the Territory, as well as any applicable United States regulations, licensing or other requirements, with respect to the Programs.

9.6  Disclaimer  of  Warranties  and Limitation of Liability.  EXCEPT FOR THE
     -------------------------------------------------------
     EXPRESS  WARRANTIES  STATED  IN  THIS  AGREEMENT  OR  IN  ANY  END  USERS
     PRE-PACKAGED LICENSE AGREEMENT WHICH IS A COMPONENT OF THE GATEWAY PRODUCTS, GATEWAY (ON ITS BEHALF AND ON BEHALF OF THE LICENSORS OF THE PROGRAMS) DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH REGARD TO THE PROGRAMS, INCLUDING ALL IMPLIED CONDITIONS OR WARRANTIES OF SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO DEFECTS IN THE DISKETTE OR OTHER
     PHYSICAL MEDIA AND DOCUMENTATION, OPERATION OF THE PROGRAMS AND ANY PARTICULAR APPLICATION OR USE OF THE PROGRAMS, AND ANY IMPLIED WARRANTIES OF TITLE OR NON-INFRINGEMENT. IN NO WAY SHALL GATEWAY (OR ITS LICENSORS) BE LIABLE FOR ANY LOSS OF PROFIT, REVENUE OR GOODWILL OR ANY OTHER COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER DAMAGES.


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                                SECTION X: TERM

10.1 Term.  This  Agreement  shall  be  deemed  to have  come  into force on the
     -----
     Effective Date and shall subsist for an initial period of two (2) years ("Term") subject to earlier termination in accordance with the terms hereof.

10.2 Renewals.
     ---------

     A. This Agreement may be renewed for successive periods of one (1) year or such period as the parties may agree ("Renewal Term").

     B. If the parties intimate an intention to renew this Agreement, the parties shall, by the expiry of the Term, sign a written agreement confirming renewal and the terms thereof, including the Minimum Purchase Quantity for the Renewal Term based on the parties' forecast of purchase for the Renewal Term.

                            SECTION XI: TERMINATION

11.1 Termination  For  Cause.  Notwithstanding  the  provisions  in  Section 10,
     -----------------------
     this Agreement may be terminated for cause as follows:

     A. By either party upon thirty (30) days' written notice to the other party if the other party commits a material breach of the Agreement and fails to cure the breach within the thirty (30) day period. By way of example, but not limitation, material breaches include violations described in Sections 1.3, 2.3, 2.5, 5.4, 5.6, 7.4, 7.5, 7.8 and IX.

     B. Automatically if Reseller files for or has instituted against it any proceedings as to its bankruptcy, insolvency, reorganization, judicial management, receivership, liquidation or dissolution or there is an assignment for the benefit of creditors or there is granted against the Reseller a writ of seizure and sale.

     C. By Gateway upon thirty (30) days written notice if (i) commencing from January 1, 2002, Reseller fails to meet the Minimum Purchase Quantity for any three (3) consecutive quarters during the Term; (ii) Reseller fails to meet the Minimum Purchase Quantity for any of the First Year or Second Year; (iii) Reseller fails to comply with the Notification


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          pursuant  to  Section  2.7(B),  subject  to  the  proviso set forth in
          Section 2.7(B); (iv) Reseller becomes generally ineligible to obtain or receive approval for any license or export/import documents as are necessary to buy and resell Gateway Products; (v) Reseller registers or attempts to register this Agreement with any government conferring upon Reseller any exclusivity whatsoever; (vi) Reseller assigns this Agreement to any other party without the prior written consent of Gateway; (vii) if control of Reseller is transferred to any person(s) other than such person(s) who are in control of Reseller on the Effective Date (other than as permitted under Section 19.5(B) of this Agreement); (viii) if there is any other substantial change in the ownership of Reseller; or (ix) Reseller notifies Gateway of a legal impediment under Section XVIII.

11.2 Effect  of  Termination.
     -----------------------

     A. Upon termination of this Agreement, Gateway may, at its sole option, determine not to supply Gateway Products pursuant to any or all unfulfilled orders. Upon termination for cause pursuant to Section 11.1, Gateway reserves the right, at its option, to repurchase, at the prices in the Price List, any unsold new and unused Gateway Products from Reseller. Reseller shall cooperate in such repurchase and bear any transportation and related charges.

     B. Upon termination of this Agreement, Reseller shall (i) discontinue immediately all marketing, promotion, advertising or reference to Gateway Products and Reseller shall have no further rights to the use of Gateway's marketing, promotion or advertising materials or other resources, or the Trademarks and (ii) cease using, directly or indirectly, any of the Trademarks and not use any other marks that may resemble the Trademarks or are likely to cause confusion or mislead consumers. Any failure of Reseller to abide by this provision shall entitle Gateway to bring appropriate legal action, including injunctive action, and Reseller shall be responsible for all costs, legal fees (on an indemnity basis) and expenses, and other expenses incurred by Gateway to cause Reseller to comply with this obligation and the obligations in Sections VII and XI.


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     C.   Upon termination of this Agreement, Gateway shall be wholly discharged and released of any and all obligations or liability under this Agreement, except as expressly accepted by Gateway (i) relating to unfulfilled orders and notified to Reseller in writing after the termination and (ii) under Section 2.11. Neither Gateway nor Reseller shall be liable to the other, solely because of the termination of this Agreement, for compensation, reimbursement, or damages due to the loss of prospective profits or anticipated sales, or due to expenditures, investment, leases, or commitments in connection with the business or goodwill of Gateway or Reseller, or for any other reason whatsoever except otherwise provided in this Agreement. Reseller shall remain liable, however, for any obligations for unpaid balances for Gateway Products and for damages arising directly or indirectly from any breach of this Agreement.

     D.   The  provisions  of  Sections  2.6(B),  2.6(C),  7.1,  7.8, 7.9, 7.10,
          7.10.1,  7.10.2, 7.11, 7.12, 7.13, 9.5, 9.6, 11.3, XII, XIII, XIV, XV,
          XVIII,  19.1,  19.2,  19.3,  19.4,  19.6  and  19.7  shall survive any termination  or  expiration  of  this  Agreement.

                          SECTION XII: CONFIDENTIALITY

12.1 Confidential  Information.  In  negotiating  and  implementing  this
     -------------------------
     Agreement, each party ("Disclosing Party") may transmit to the other party ("Receiving Party") certain proprietary and confidential information regarding Gateway Products, maintenance services, marketing strategy and industry analysis. Receiving Party agrees that, for the subsistence of this Agreement and a period of three (3) years after expiration or termination of this Agreement, it shall not disclose any information it receives from Disclosing Party that is marked either CONFIDENTIAL, PROPRIETARY, STRICTLY PRIVATE, or INTERNAL DATA or any of Disclosing Party's oral and visual presentations describing Gateway Products and plans, any business and/or product plans that are undergoing development, and any inspections thereof by Receiving Party or its personnel (collectively "Confidential Information") to any other third party, person, corporation or entity; nor shall Receiving Party use Confidential Information for its own benefit, except as provided herein. Any reliance on Confidential Information disclosed hereunder is at Receiving Party's own risk. Nothing contained in this Section XII shall grant or imply any rights by license, estoppel or otherwise. Confidential Information as used herein does not include information which: (i) is in the public domain at the time of its disclosure or which enters the public domain at any time after such


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     disclosure through no fault of Receiving Party, (ii) is generally disclosed to third parties by Disclosing Party without restriction, (iii) is communicated to Receiving Party by a third party having a right to do so without restriction on nondisclosure, or (iv) is approved for release by written authorization of Disclosing Party.

12.2 Future  Plans.  Each  of Gateway  and  Reseller  makes no commitment  about
     --------------
     its future products or plans regardless of whether such information has been communicated to the other. Each of Gateway and Reseller reserves the right to cancel or alter the development of any such plans and/or the marketing of such product(s) at any time.

12.3 Reseller's  Undertakings.
     -------------------------

     A. Receiving Party agrees not to disclose Confidential Information given to it by Disclosing Party to any of its officers, employees or agents or any third party except as necessary for Receiving Party to perform its obligation under this Agreement and only if Receiving Party procures similar undertakings of non-disclosure of Confidential Information from such persons or parties.

     B. Receiving Party shall exercise the same degree of care to safeguard the confidentiality of such Confidential Information as it would exercise in protecting the confidentiality or similar property of its own (but in no event less than is standard in the industry).

     C. Receiving Party agrees to use its diligent efforts to prevent inadvertent or unauthorized disclosure, publication or dissemination of any Confidential Information. Without prejudice to its rights under this Agreement and at law and in equity, Receiving Party shall promptly notify Disclosing Party of any actual or suspected unauthorized use or disclosure of Confidential Information and will cooperate with Disclosing Party in the investigation and prosecution of such unauthorized use, disclosure or infringement.

12.4 Injunction  and other relief.  Reseller  agrees  that if it  breaches these
     -----------------------------
     non-disclosure covenants, Gateway may suffer irreparable injury and shall be entitled immediately to a temporary or permanent injunction in addition to the other remedies against the Reseller for such breach of the covenants.

12.5 Public  Release  of  Information.   Each  party  shall  obtain  the  prior
     ---------------------------------
     written  approval of the other regarding the content and timing of all news

Gateway Confidential

     releases and promotional material mentioning this Agreement or the rights or obligations created thereby. Each party agrees to supply such material to the other reasonably in advance of the intended release date.

                          SECTION XIII: EXPORT CONTROLS

13.1 Laws  of  the  United  States and the Territory.  Reseller agrees to comply
     -----------------------------------------------
     with export laws and regulations of the Governments of the United States, the country where the Gateway Products are manufactured (Ireland, Malaysia, or other location, as applicable) and the Territory that may apply to Gateway Products, and to obtain any licenses required for export or re-export.

13.2 Products of U.S.-Origin Technical Data.  Reseller  may  only  sell  Gateway
     --------------------------------------
     Products within the Territory. Reseller agrees not to re-export any Gateway Products, including Programs, or any direct products thereof without first obtaining Gateway's approval and, if required, the permission of the U.S. Departments of Commerce or State, either in writing or as provided by any applicable regulation. This requirement shall survive the termination or expiration of this Agreement. Reseller further agrees not to transact business with any person or firm identified by the U.S. Departments of Commerce or Treasury as being denied the right to receive any U.S. product.

          SECTION XIV: LIMITATION OF LIABILITY AND REMEDIES; INDEMNITY

14.1 Liability  for  Termination.  Each  party  acknowledges  that  it  has
     ---------------------------
     considered all costs and expenses necessary in preparing to perform this Agreement as well as the possible losses and damage incident to termination. Neither party shall be liable to the other, by reason of the termination of this Agreement, for incidental, indirect, consequential, punitive, or special damages, or for indemnity, compensation in any form (except for Gateway Products ordered and supplied), reimbursement or damages due to the loss of prospective profits or anticipated sales or revenue or due to expenditures, investment, leases, or commitments in connection with its business or goodwill.

14.2 Limitation  of  Liability;  Sole Remedy.  Except as provided in Section
     ---------------------------------------
     2.11(A), in which case no limitation on liability shall be applicable, any liability of Gateway under this Agreement is expressly limited to the price paid by Reseller for the Gateway Products that are the subject of a dispute

Gateway Confidential

     or controversy. Except as otherwise provided in Section VIII, Reseller's sole remedy against Gateway in any dispute or controversy concerning this Agreement shall be to seek recovery of the foregoing amount, upon the payment of which Gateway shall be released from and discharged of all further obligations and liability to Reseller. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF
     ANTICIPATED PROFITS OR ECONOMIC LOSS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

14.3 Indemnity.  Notwithstanding  the  provisions in Sections 14.1 and 14.2,
     ---------
     Reseller agrees to indemnify and hold harmless Gateway as to and against any and all demands, claims, actions or causes of action, losses, damages, liabilities, costs and expenses, including, without limitation, judgments, interest, penalties, settlement amounts, court costs and legal costs (on an indemnity basis) and expenses, asserted against, imposed upon or incurred by Gateway arising out of or relating to (i) any misrepresentation, or any breach of warranty or covenant, or any term of this Agreement by Reseller, and (ii) any actual or alleged act or omission of Reseller related to its performance of its obligations hereunder.

                   SECTION XV: WARRANTIES AND REPRESENTATIONS

15.1 Warranties.  The Products are covered under the warranties in effect at
     ----------
     the time the Products are delivered and shall be provided at the time. Gateway reserves the right to modify its warranties from time to time, in Gateway's sole discretion. Gateway will provide warranty support on Gateway Products to Reseller's customers in accordance with Gateway's standard warranty and support policies, subject to the terms and conditions of this Agreement. The warranty period of the Gateway Products commences upon Reseller's customers taking delivery of the Gateway Products, and is not extended as a result of purchasing any additional parts or products. Reseller must, and Reseller shall procure its customers to, promptly notify Gateway if there is a defect in material or workmanship or if Reseller makes any additions or changes to Gateway Products. Written notice of any warranty claim must be received by Gateway before expiration of the warranty period. The Gateway Warranty is not transferable except with the prior written consent of Gateway at its sole discretion.

Gateway Confidential

15.2 DISCLAIMER.  THE  WARRANTIES  CONTAINED  IN  THIS  AGREEMENT  ARE  THE ONLY
     ----------
     WARRANTIES APPLICABLE TO THE PRODUCTS. ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER CONDITION OR WARRANTY OBLIGATION ON THE PART OF GATEWAY OR ITS LICENSORS ARE HEREBY EXPRESSLY DISCLAIMED. NO ORAL OR WRITTEN INFORMATION, OR ADVICE GIVEN BY GATEWAY, ITS AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY CHANGE OR INCREASE THE SCOPE OF THE WARRANTIES CONTAINED IN THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL GATEWAY OR ITS SUPPLIERS/LICENSORS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER LEGAL THEORY. SUCH DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF DATA, LOSS OF USE OF THE PRODUCT OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE OR REPLACEMENT EQUIPMENT, FACILITIES OR SERVICES, DOWN TIME, CLAIMS OF THIRD PARTIES AND INJURY TO PROPERTY.

15.4 Sole  Remedy.  Reseller's  sole remedy  and  Gateway's  liability,  whether
     ------------
     with respect to this warranty or otherwise, are limited as set forth in Sections IX and XIV.

15.5 End-User  Warranty.  Reseller  shall  be  obligated  to  provide to its
     ------------------
     customers of Gateway Products only the Gateway Warranty the scope of which shall be consistent with Gateway's limited warranty with respect to various types of Gateway Products. Gateway's warranty policies and Gateway Product warranties will be provided to Reseller's customers with the Gateway Products.

15.6 No Representations.  In  providing  warranties  to third-parties  including
     ------------------
     end-users, Reseller shall make no representation, guarantee or warranty on behalf of Gateway or its licensors to any third party, including end-users. Any warranty (and warranty service) to third parties, including end-users, shall be the responsibility of Gateway. Neither Gateway nor Gateway's licensors shall assume or become bound to perform any warranty, support obligations or other contractual obligation undertaken by Reseller to any of its customers.

Gateway Confidential

                        SECTION XVI: BUSINESS STANDARDS

16.1 Conflicts  of  Interest.  Reseller  warrants  and  represents  that  it has
     -----------------------
     revealed all information pertaining to possible conflicts of interest created by sale of competing products or services or arising from other positions or contracts held by Reseller and further warrants and represents that no conflict of interest exists. Reseller shall disclose to Gateway any future circumstances which could create possible conflicts of interest as soon as they become known by it. Reseller shall inform Gateway of any business relationship, circumstance or situation which could prejudice in any way the conduct of Gateway marketing activities according to the highest ethical and business standards or place Reseller or Gateway in any disreputable or embarrassing situation.

16.2 Ethical  Standards.  Directors,  officers  or  employees of Reseller  shall
     ------------------
     not, directly or indirectly, offer, promise or pay any bribes or other improper payments for the purposes of promoting Gateway Product sales to any individual, corporation, government official or agency, or other entity. No gift, benefit or contribution in any way related to Gateway or the sale of Gateway Products shall be made to political or public officials or candidates for public office or to political organizations, regardless of whether such contributions are permitted by local laws.

                          SECTION XVII: FORCE MAJEURE

17.1 Force  Majeure  Events.  Should  Gateway  or  Reseller  be  delayed  or
     ----------------------
     rendered unable to perform its obligations, wholly or in part, by an event of force majeure, it shall give the other party notice of such event and performance shall be suspended while the effects of the force majeure event are continuing. The party claiming force majeure shall diligently seek to overcome such event of force majeure. Neither Gateway nor Reseller shall be responsible for any delay or failure to perform due to an event of force majeure. Events of force majeure shall include (a) Fire, explosion, frost, earthquake, storm, lightning, tide, tidal wave, floods or perils of the sea, or acts of God; (b) War, revolution, acts of public enemies or of belligerence, sabotage, blockade or transportation embargoes, insurrection or riot; (c) Labor disputes, strikes, labor shortages or other labor problems (other than at Gateway, where Gateway is claiming force majeure, or at Reseller, where Reseller is claiming force majeure) or Gateway's major suppliers of parts and components and sub-assemblies; (d) Shortage of

Gateway Confidential

     or an inability of Gateway or Gateway's suppliers to obtain raw materials, production equipment and machinery, sub-assemblies, parts and components;
     (e) Expropriation, requisition, confiscation, interference by or restrictions or onerous regulation imposed by civil or military authorities; (f) Other acts of government or agencies of government, including denials or onerous restrictions on export licenses or re-export authorizations; and (g) Other causes or events, similar to those above, beyond Gateway's control. Reseller acknowledges and understands that the computer industry, including Gateway and its suppliers, is subject to frequent changes or enhancements in products and their sub-assemblies, parts and components. Reseller acknowledges that Gateway shall be entitled to claim force majeure as a result of any such change, enhancement or similar occurrence, whether it affects Gateway directly or indirectly through its supplier(s).

                  SECTION XVIII: GOVERNMENT APPROVALS AND OTHER
                               LEGAL RESTRICTIONS

18.1 Governmental  Approvals.  Reseller  shall be  responsible  for  any and all
     -----------------------
     regulatory requirements permitting it to act as a vendor or reseller of Gateway Products Reseller represents and warrants that it has fully informed Gateway in writing of any provisions of the law of the Territory that would render any rights provided to Gateway under this Agreement invalid or unenforceable, render any limitations of liability under this Agreement ineffective, treat Reseller as an agent or employee of Gateway and not as an independent contractor, grant Reseller any exclusive rights not granted by this Agreement, make the choice of law in this Agreement ineffective, or otherwise be inconsistent with any of the terms of this Agreement, and that no such legal impediment exists. Reseller further agrees that it shall notify Gateway of any such legal impediment, if any arises, not previously disclosed to Gateway. Upon any such notification, this Agreement may be terminated by Gateway pursuant to Section 11.1. Failure of Reseller to provide any such notice shall constitute a material breach of this Agreement entitling Gateway to terminate this Agreement pursuant to Section 11.1(A).

                         SECTION XIX: GENERAL PROVISIONS

19.1 Relationship of Parties.  The  relationship  between  Gateway  and Reseller
     -----------------------
     under this Agreement is that of seller and buyer with the right to resell. The parties affirm that this Agreement is an arms-length relationship, and nothing herein creates a partnership, joint venture or any form of profit

Gateway Confidential

     or loss sharing. Reseller is not entitled to receive commissions from Gateway, but is authorized to resell Gateway Products in its own name.
     Reseller is an INDEPENDENT CONTRACTOR and is in no way Gateway's legal representative, or agent. Reseller, its sub-distributors, resellers, agents, employees, and dealers, under no circumstances shall be deemed to be agents or representatives of Gateway, nor shall Reseller, its sub-distributors, resellers, agents, employees, and dealers, have the right to enter into any contracts or commitments in the name of Gateway, make any representations on behalf of Gateway or Gateway Products (except as specifically authorized) or otherwise to bind or commit Gateway. Reseller has no authority to assume or create any obligation on Gateway's behalf, express or implied, with respect to Gateway Products or otherwise.

19.2 Governing  Language.  This  Agreement  is in  the  English  language  only,
     -------------------
     which shall be controlling in all respects. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either party hereto.

19.3 Severability.  If  any  provision  of  this  Agreement  shall  be  declared
     ------------
     void, invalid, or illegal, the validity or legality of any other provisions and of the entire Agreement shall not be affected thereby. However, the parties agree that if any such provision shall be declared void, invalid, or illegal, the parties will, in good faith, negotiate mutually acceptable substitute provisions.

19.4 Notices.  Any notice, request, consent  and  other  communication  required
     -------
     or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered or delivered by hand, (b) within five (5) days after being sent by registered mail, return receipt requested, postage prepaid, to the parties (and to the persons to whom copies shall be sent), (c) when a confirmation of proper transmission has been printed if sent by fax or telegram (but only if followed up by prompt confirmation by personal delivery or mail in accordance with the foregoing Sections), (d) within one (1) day after being sent by overnight courier or (d) upon confirmation that the electronic mail has been successfully sent if sent by electronic mail (but only if followed up by prompt confirmation by personal delivery or mail in accordance with the foregoing Sections), at the respective addresses, fax numbers or electronic mail addresses of the parties set forth below or such contact details as may be notified to the other party from time to time:

Gateway Confidential

     If  to  Gateway:                      If  to  Reseller:

     Gateway  Manufacturing  Inc.          NetCel360.com  Ltd
     c/o Gateway Singapore Pte Ltd         c/o  NetCel360 Hong Kong Limited
     152,  Beach  Road                     Unit  501  AXA  Centre
     #29-00  Gateway  East                 151Gloucester  Road
     Singapore  189721                     Wanchai,  Hong  Kong
     Attention:  Director of Sales         Attention:  Vice  President,
             and  Marketing                           Distribution Services
     Facsimile  No:  (65)  292  1108       Facsimile  No:  (852)  2519-7291
     E-mail: Peter.Quinlan@gateway.com     E -mail: Jack_Cantillon@netcel360.com

     With  a  copy  to:

     Gateway
     Hi-Tech Centre 1F Yokohama Business Park
     134  Goudo-cho
     Hodogaya-Ku,  Yokohama,
     Kanagawa  240-8520,  Japan
     Attention:  Group Counsel, Asia Pacific
     Facsimile  No:  (81) 45 338 2002
     E-mail:  WhiteDav@gw2k.co.jp

19.5 Assignability.
     -------------

     A. Save as provided in this Section, this Agreement shall not be assigned or transferred by Reseller without the prior written consent of Gateway. Any attempted assignment or transfer by Reseller without such written consent of any of the rights, duties, or obligations of this Agreement shall be void and of no effect. If consent is given, this Agreement shall be binding upon and inure to the benefit of the assigns. Reseller also acknowledges that Gateway has entered into this Agreement on the basis of the experience of the current shareholders and management of Reseller. Any substantial change in control of Reseller, whether of its stock ownership or management control, shall constitute a transfer or assignment within the meaning of this Section.

Gateway Confidential

     B. The parties acknowledge that the Reseller and the Reseller's group of companies are in the process of being acquired ("Reseller Acquisition") by a third party, Vsource Inc. ("Vsource"). The parties agree that upon the completion of the Reseller Acquisition in accordance with the terms thereof, Reseller may novate this Agreement to Vsource or Vsource's designated Affiliate, as the case may be. If Reseller elects to novate this Agreement to Vsource or a Vsource
          Affiliate, Reseller undertakes to procure Vsource or Vsource's designated Affiliate to undertake and assume all of Reseller's duties, obligations and liabilities under this Agreement, and Gateway shall cooperate with Reseller to procure such novation as soon as practicable after Reseller undertakes to effect such novation, including executing all documents and doing all things necessary as reasonably required by Reseller for the purpose of effecting such novation.

     C. Gateway is entitled at any time, upon written notice to Reseller, to assign this Agreement to any of its Affiliates or to novate this Agreement to any of its Affiliates and Reseller hereby consents to such assignment or novation.

19.6 Governing Law.  The parties have expressly agreed that their rights and
     -------------
     obligations under this Agreement shall be governed by and interpreted solely in accordance with the laws of Singapore. The parties agree that the Sale of Goods (United Nations Convention) Act (Cap. 283A) on contracts for the international sale of goods shall not apply.

19.7 Arbitration. Any matter or dispute arising out of or in connection with
     ------------
     the construction, operation or enforcement of the provisions of this Agreement or the application or validity of it shall be resolved by arbitration under the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force which rules are deemed to be incorporated by reference into this Section. The arbitration shall be held in Singapore before a sole arbitrator, and the proceedings shall be conducted in the English language. Any award rendered in any such arbitration proceeding shall be final and binding on each of the parties.

19.8 No  Waiver.  Any failure of either party to enforce at any time, or for
     ----------
     any period of time, any provision of this Agreement, shall not constitute a waiver of such provision or in any way affect the validity of this Agreement.

Gateway Confidential

19.9 Complete  Agreement.  This  Agreement,  together  with the  Exhibits listed
     --------------------
     below, sets forth the entire Agreement between the parties with respect to the subject matter hereof and supersedes all previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. No addition to or modification of this Agreement shall be binding upon either party unless reduced to writing and duly executed by the parties hereto in the same manner as the execution of this Agreement, subject, however, to revisions of Exhibits A, E, F and H, which Gateway may revise at any time under Section 19.10.

19.10 Exhibits.  The  following  are  presently attached hereto and incorporated
      --------
     herein  by  this  reference:

          Exhibit A     - 1. Gateway International Resellers Products Price List
                          2. Gross  Mark-up
          Exhibit A(1)  - Territory
          Exhibit B     - Sub-distributors,  Resellers  and  Agents
          Exhibit C     - Computer-Related  Products  Currently  Manufactured,
                          Assembled,  Marketed  or  Sold  By  Reseller
          Exhibit D     - Minimum  Purchase  Quantity and Performance Criteria
          Exhibit E     - Ordering  and  Invoicing  Process
          Exhibit F     - Trademarks
          Exhibit G     - Gateway  Authorized  Reseller  Logo  Specifications
          Exhibit H     - Forecasts
          Exhibit I     - Current  Retail  Stores
          Exhibit J     - Domain  names  and  web  site
          Exhibit K     - Web  Site  Access  Guidelines
          Exhibit L     - Equipment  in  Current  Retail  Stores

Gateway may, in its sole discretion, unilaterally amend in writing Exhibits A, E, F and H.

Gateway Confidential

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of the respective parties, as of the date first above written.

GATEWAY  MANUFACTURING  INC.


By:     /S/  MICHAEL  D.  HAMMOND
   ------------------------------
             Michael  D.  Hammond
Title:       President



NETCEL360.COM  LTD


By:     /S/  PHILLIP  E.  KELLY
   ------------------------------

Title:   Chairman  and  CEO

Gateway Confidential

                                   EXHIBIT A
                             (SECTIONS 5.1 AND 9.1)

     1.  GATEWAY  INTERNATIONAL  RESELLERS  PRODUCTS  PRICE  LIST
                                2. GROSS MARK-UP


1.     PRICE  LIST

GATEWAY SHALL, AT ITS SOLE DISCRETION, REVISE OR REPLACE THE PRICE LIST WITH NEW PRICE LISTS AS ISSUED BY GATEWAY FROM TIME TO TIME. THE SUBSTITUTED PRICE LIST SHALL BE APPLICABLE TO RESELLER IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

List  of  Gateway  Products               Price  based  on  COGS
---------------------------               ----------------------

[redacted]

2.     GROSS  MARK-UP

Gateway will charge to Reseller a Gross Mark-up of [redacted]% on COGS for the sale of Gateway Products to Reseller.

Gateway Confidential

                                   EXHIBIT A(1)
                                  (SECTION 1.1)

                                    TERRITORY

1.     Singapore

2.     Hong  Kong,  excluding  the  People's  Republic  of  China

Gateway Confidential

                                    EXHIBIT B
                                  (SECTION 1.3)

     RESELLER'S  SUB-DISTRIBUTORS,  RESELLERS  &  AGENTS


-  Nil

Gateway Confidential

                                    EXHIBIT C
                                  (SECTION 1.6)

COMPUTER-RELATED PRODUCTS CURRENTLY MANUFACTURED, ASSEMBLED, MARKETED OR SOLD BY
                                    RESELLER

Pursuant to Section 1.6 of the Agreement, Reseller provides the list of third-party computer-related products that it is currently manufacturing, assembling, marketing or selling. This list may only be amended by prior approval of Gateway.


-  Nil

Gateway Confidential

                                  EXHIBIT C(1)
                                  (SECTION 1.8)
                RESTRICTION ON PROVISION OF BACK OFFICE SERVICES


1.     Dell
2.     Compaq
3.     Hewlett  Packard
4.     IBM
5.     Apple
6.     Acer
7.     Toshiba
8.     NEC
9.     Sony
10.    Fujitsu

Gateway Confidential

                                    EXHIBIT D
                                  (SECTION 2.1)

     MINIMUM  PURCHASE  QUANTITY  AND  PERFORMANCE  CRITERIA

MINIMUM  PURCHASE  QUANTITY

The Minimum Purchase Quantity shall be the total annual value invoiced by Gateway in respect of Gateway Products comprising the COGS plus the Gross Mark-up.

The Minimum Purchase Quantity as described in Section 2.1 of the Agreement is as follows:

                          Quarter 1            Quarter 2            Quarter 3             Quarter 4            Total

                      1st Jul - 30th Sep   1st Oct - 31st Dec   1st Jan - 30th Mar   1st Apr - 30th Jun    (US$/million)
                         (US$/million)         (US$/million)        (US$/million)        (US$/million)
-------------------  -------------------  -------------------  -------------------  ---------------------  --------------
First Year
-------------------                                                 [redacted]
Second Year


PERFORMANCE  CRITERIA

[Performance criteria shall be agreed between the parties from time to time and confirmed under separate cover.]


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                                    EXHIBIT E
                                  (SECTION 4.2)

                         ORDERING AND INVOICING PROCESS


[ORDERING  AND  INVOICING  PROCESS  TO  BE  PROVIDED  UNDER  SEPARATE  COVER].


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                                    EXHIBIT F
                             (SECTIONS 7.2 AND 7.3)

                                    TRADEMARK

A.     SINGAPORE

MARK                                           APP./REG.  #
----                                           ------------

Black  and  White  Spot  Design                T99/03474H
Black  and  White  Spotted  Box  Design        T99/09692A
Destination                                    2114/95
Gateway                                        T99/12855F
Gateway                                        T00/17432A
Gateway@Work  and  Design                      T00/02390J
Gateway  with  Box  Design  Left               T99/10670F
Gateway  with  Box  Design  Above              T99/10669B
Gateway  Neo                                   T99/11058D
Gateway  2000                                  7360/91
Perfect  Scholar                               T97/10497H
Vivitron                                       7747/94
Your:)Ware                                     T99/03473B
Tractor  Seat  and  Design                     T00/05931Z
Silo  and  Design                              T00/05930A
Interior  of  Silo  with  Desk  and  Chairs    T00/05929H
Corrugated  Booths  and  Design                T00/05928Z
ALR  and  Design                               T91/05710B

UNREGISTERED  MARKS
-------------------

Gateway  Country
Gatewaynet
Gateway  Solo
Solo
You've  Got  A  Friend  In  The  Business
Field  Mouse
ALR
EZ  Pad


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EZ  Point
AnyKey
Spot  Shop
FamilyPC


B.     HONG  KONG

MARK                                            APP./REG. #
----                                            -----------

Black  and  White  Spot  Design                 99-04399
Black  and  White  Spotted  Box  Design         99-13934
Gateway                                         96-12695
Gateway@Work  and  Design                       2000-02856
Gateway  with  Box  Design  Left                99-14170
Gateway  with  Box  Design  Above               99-14171
Gateway  Neo                                    2000-03338
Gateway  2000                                   96-12696
Your:)Ware                                      99-04400
Tractor  Seat  and  Design                      2000-16656
Silo  and  Design                               2000-07988
Interior  of  Silo  with  Desk  and  Chairs     2000-16740
Corrugated  Booths  and  Design                 2000-07986
ALR                                             5243-1997

UNREGISTERED  MARKS
-------------------

Gateway  Country
Gatewaynet
Gateway  Solo
Solo
You've  Got  A  Friend  In  The  Business
Field  Mouse
EZ  Pad
EZ  Point
AnyKey
Spot  Shop


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FamilyPC
Vivitron
Destination


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                                    EXHIBIT G
                             (SECTIONS 2.3 AND 7.3)

GATEWAY  AUTHORIZED  RESELLER  LOGO  SPECIFICATIONS

INTRODUCTION

The following guidelines apply to the authorized use of particular trademarks, service marks and logos of Gateway, Inc. ("Gateway") in advertisements, marketing materials, press releases, promotional literature, catalogs, brochures, customer communications, electronic communications and all other printed or visual material in which Gateway's trademarks, service marks or logos are used. For purposes herein, "Trademarks" shall mean those registered or unregistered trademarks, service marks, logos or brand names of Gateway as specifically set forth in the attached Schedule A.

Gateway's Trademarks must always be used properly. Compliance with these guidelines is required in order to avoid any breach or misuse of the terms and conditions under which you have been authorized or licensed to use Gateway's Trademarks. Prior to using Gateway's Trademarks, you must obtain Gateway's written approval, of the form, content and context of any intended use.

Adherence to these guidelines is essential to your continued involvement in the Gateway Authorized Reseller program and a prerequisite to successful involvement in any Gateway Authorized Reseller co-operative advertising programs. Please copy and distribute these guidelines to anyone within your organization who will be responsible for preparing marketing and/or advertising materials featuring Gateway products and the Gateway Authorized Reseller name or logo.

I.   GATEWAY  AUTHORIZED  RESELLER  LOGO  SPECIFICATIONS

A.   GENERAL

1. The logotype should not be produced in any color other than Gateway green. It can also be black or white in a black-and-white application or on a colored field in which green is not effective. The goal is to make green synonymous with Gateway; therefore these uses should be limited.
2. The bottom, front corner of the box is supposed to be open - don't try to close up. It is already defined.


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3.   The  white in the box is opaque - the underlying background SHOULD NOT show through.
4. The Gateway Authorized Reseller logo is a trademark of the corporation, and must always be followed by a mark. Authorized artwork always includes the mark in the proper position. The mark should never be cut off or changed in proportion or position.
5. When printing the logo on a dark background, use the correct artwork with the white box outlines, or the box will lose its definition. NEVER reverse the logo in the traditional manner - the black spots must remain black, the white areas white.
6. The Gateway logotype may not be used by itself without the box except in rare occasions approved by Branding. The most notable exception is on our packaging.

B.   LOGO  CLEAR  SPACE

In all applications, the clear space around the logo should be equal to the width of the "e" in the logotype. Any background inside this clear space should be even, unpatterned, and free from typography or other graphic elements. If the logo is used directly on a photographic image, the clear space area must still provide for good contrast between background and logo and be even in tone and pattern-free.

If the Gateway Authorized Reseller logo is used at a minimum size (43 pixels wide) in an online application, the clear space is 7 pixels (HSPACE = "7" VSPACE = "7").

C.   MINIMUM  SIZE

Size is measured from the left side of the "G" to the right edge of the serif of the "y."

-    Minimum  size  in  most  print  environments:  14.5mm  or  5/8"  wide

-    Minimum  size  online:  43  pixels  wide  (640  x  480)

D.   INCORRECT  USAGE

Improper use of the Gateway Authorized Reseller logo dilutes and lessens its value. Here are a few ways in which part or all of the logo have been manipulated to create new inappropriate/unacceptable visual elements. Each of these examples weakens the Gateway Authorized Reseller logo.


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1.     DON'T  alter  box  &  logotype  relationship.
2.     DON'T  change  color  of  box  &  logotype.
3.     DON'T  combine  with  other  graphic  elements.
4.     DON'T  add  text  such  as  department  name,  team,  etc.
5.     DON'T  put  the  logo  on  a  patterned  or  busy  background.
6.     DON'T  make  pattern,  texture  or  other  effect  inside  the  logo.
7.     DON'T  use  the  logo  to  create  a  pattern  or  background.
8.     DON'T  change  the  grammar of the logo - making it plural or possessive.
9.     DON'T  overprint  on  the  logo.
10.    DON'T  imitate  the  logo  with  other  type  fonts.
11.    DON'T  distort  the  logo.
12.    DON'T  tilt  or  rotate  the  logo.

E.     COLOR

APPROVED  COLOR  for  the  Gateway  logotype:

-    Gateway  Green  -  visually  match  hue  to  Gateway  Green  color  swatch

OTHER  TECHNIQUES

-    DO  NOT  print  the  logo  in  grayscale.

- SPECIAL EFFECTS - embossment, varnishes, drop shadows, texture maps, outlines, etc., must be reviewed and approved by Brand Management on a case-by-case basis.

- NON-GREEN LOGOTYPE - although you should avoid using a background or layout that will not work with the green logotype, it is acceptable to print the Gateway logotype in white if on a high-contrast background (50% or darker), or in black (100% solid).

GATEWAY  GREEN  IS  APPROVED  ONLY:
-    For  the  logotype

-    As  an  accent  color  (avoid  overdoing  it  with  big  fields  of  green)

- As a "staff" color to designate people who need to be identified at a glance as Gateway workers. For example, Security is authorized to use green shirts for security officers worldwide.


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GATEWAY  GREEN

Due to the variances inherent in color reproduction, ALWAYS MATCH THE HUE TO THE GATEWAY GREEN COLOR SWATCH FOR ACCURACY. DO NOT rely on your existing color swatch book for accuracy.

-    For  four  (4)  color  process  printing,  use  the  following CMYK mixture

          CYAN  -  100%  MAGENTA  -  0%  YELLOW  -  90%  BLACK  -  0%

          FOR  SPOT  COLOR PRINTING, USE THE PANTONE COLOR MATCH SYSTEM PMS 355C

-    For  on-screen  /  video  display,  use  the  following  RGB  values

       RED  -  0   GREEN  -  153   BLUE  -  20

-    For  online  applications,  use  the following HTML color assignment
     009900

- For stock vinyl applications, use the following 3M products 3M Scotchcal 230 (translucent) or 220 (opaque)

IMPORTANT: DO NOT CONVERT THE PMS355 INTO CMYK VALUES - IN DOING SO, THE INCORRECT CMYK VALUES WILL RESULT.

F.   IMPLIED  OWNERSHIP

Any material containing Gateway's trademarks, including the Gateway Authorized Reseller logo, created by Licensee under terms of a license agreement shall not look like it was generated by Gateway. Accordingly, any use of the Gateway Authorized logo in any promotional materials shall always be equal to or less than the size and prominence of the Licensee's logo. SHOULD LICENSEE'S LOGO
                                                          ----------------------
NOT  APPEAR  IN  THE  MATERIAL, THEN GATEWAY'S STYLIZED LOGO SHALL SIMILARLY NOT
--------------------------------------------------------------------------------
APPEAR  IN  THE  MATERIAL.
--------------------------


II:  GENERAL  USE  OF  THE  GATEWAY  AUTHORIZED  RESELLER  NAME  AND  LOGO

A.   PRINTED  PRODUCT  ADVERTISEMENTS

Any print ads featuring Gateway products must include a copy of the Gateway Authorized Reseller logo. This should be the only Gateway corporate logo to


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appear  in  the  advertisement. If only Gateway products are featured in the ad, the logo may appear anywhere in the ad. If, however, products from other manufacturers are featured in the ad, the Gateway logo must only appear in close proximity to the Gateway products. Alternately, all manufacturers' logos may be grouped together at the bottom of the advertisement, provided that any Gateway product is clearly identified as such. In all cases, the size of the Gateway Authorized Reseller logo should be consistent with the size of other manufacturers' logos.

B.   PRINTED  SERVICE  ADVERTISEMENTS

If the ad focuses primarily on the services of the reseller, the Gateway Authorized Reseller logo may be featured either alone or grouped with the logos of all other manufacturers featured in the ad. In all cases the size of the Gateway Authorized Reseller logo should be consistent with the size of other manufacturers' logos.

C.   SHOW  DIRECTORIES/INTERNET  LINKS  AND  DIRECTORIES

In cases where the reseller is asked to provide a brief description of their services and certifications, the reseller may use the Gateway Authorized Reseller name without the Gateway Authorized Reseller logo. If, however, other manufacturers' logos are featured in the reseller description, the Gateway Authorized Reseller logo must also be featured at a size that is consistent with the size of other manufacturers' logos.

D.   PRINTED  MARKETING  MATERIALS

If the reseller's marketing materials allude to the reseller's status as an authorized Gateway reseller, the materials must feature the Gateway Authorized Reseller logo in a prominent location.

E.   RESELLER  WEB  SITE  USAGE

If actual Gateway products are advertised on the reseller's web site, the reseller should follow the same guidelines that apply to Printed Product
Advertisements (Section II: A). If only services are mentioned, the reseller should follow the guidelines that apply to Printed Service Advertisements (Section II: B)


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F.   INTERNET/ON-LINE  ADVERTISEMENT  USAGE

If actual Gateway products are advertised, the reseller should follow the same guidelines that apply to Printed Product Advertisements (Section II: A). If only services are advertised, the reseller should follow the guidelines that apply to Printed Service Advertisements (Section II: B). If the advertisement is limited to a text link or a text description, resellers may follow the guidelines for Show Directories/Internet Links and Directories (Section II: C).

G.   TELEVISION/OTHER  USAGE

All other usage, including broadcast use and cable advertisements will be reviewed on a case-by-case basis. Prior review by the Gateway Partners Creative Services Director is a requirement of all such advertising.

III:  TRADEMARK  USE

Gateway Inc.'s trademarks, which include our logos, are intellectual property and are considered valuable assets of the company. To protect them, they must be used consistently and in compliance with branding guidelines. Everyone who uses our trademarks, whether Gateway employees or outside vendors, consultants or third parties, is responsible for using them correctly.

A. TRADE NAME VS. TRADEMARK: A TRADE NAME identifies the name of a business, and is typically used as a noun. TRADEMARKS SHOULD ALWAYS BE USED AS ADJECTIVES with an appropriate noun (generic descriptor) representing the product or service being referred to. If the word identifies a service it is technically called a service mark identical in form and substance to a trademark. Gateway has meaning as a trademark when used as an adjective to describe certain products, and has a different meaning when used as a noun to stand for the entity Gateway.

          CORRECT: Gateway makes the best computers on the planet. (Refers to the company itself.)

          CORRECT: Gateway computers are the best on the planet. (Gateway describes a product.)


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          WRONG:  How  many  Gateways  do  you  own?
          (Gateway  is  used  as  a  noun  when  referring  to  a  product.)

          WRONG: Come to Gateway for the best value in the industry. (Doesn't need a because Gateway refers to the company, not a product.)

B. NO PLURALS, POSSESSIVES OR VERBS: Trademarks should never be used in the plural form, possessive form, or as a verb.

          CORRECT:  People  love  their  Solo  portable  PCs.
          INCORRECT:  People  love  their  Solos.

          CORRECT:  The  Destination  system's  performance  is  superior.
          INCORRECT:  The  Destination's  performance  is  superior.

          CORRECT:  You  can  fax  documents  using  the  TelePath  fax  modem.
          INCORRECT:  You  can  TelePath  documents  with  your  system.

C. NO ABBREVIATIONS: Never abbreviate a Trademark, e.g. "GC" is incorrect for Gateway Country.

          CORRECT:  The  Gateway  Profile II is the best computer on the market.
          INCORRECT:  The  GP  II  is  the  best  computer  on  the  market

D. DISTINGUISH THE TRADEMARKS: Always distinguish the Trademarks, when in print, from the words surrounding it.

          CORRECT:
          You  get  the  best  value  when  you  purchase  a  Gateway  computer.
          YOU  GET  THE  BEST  VALUE  WHEN  YOU  PURCHASE  A  gateway  PC.
          You  Get  The  Best  Value  When  You  Purchase  A  GATEWAY  Computer.

          INCORRECT:
          You  get  the  best  value  when  you  purchase  a  gateway  computer.
          YOU  GET  THE  BEST  VALUE  WHEN  YOU  PURCHASE  A  GATEWAY  PC.
          You  Get  The  Best  Value  When  You  Purchase  A  Gateway  Computer.


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E.  TRADEMARK  NOTICE  AND  ACKNOWLEDGMENT

ALWAYS PROVIDE A SPECIFIC TRADEMARK NOTICE ((TM), SM, OR (R)) ADJACENT TO THE FIRST AND MOST PROMINENT USE OF THE TRADEMARK, AS WELL AS ON EACH SUBSEQUENT PAGE. IF YOU HAVE ANY QUESTIONS ABOUT WHAT THE APPROPRIATE TRADEMARK NOTICE IS, CONTACT GATEWAY'S BRANDING DEPARTMENT.

ALL GATEWAY TRADEMARKS THAT ARE USED IN A PARTICULAR PIECE MUST BE ATTRIBUTED IN AN APPROPRIATE TRADEMARK LEGEND. THE LEGEND MAY BE PRESENTED IMMEDIATELY FOLLOWING THE COPYRIGHT NOTICE AND MUST BE LARGE ENOUGH TO BE LEGIBLE. IT MAY ALSO BE PLACED ELSEWHERE, E.G., THE FRONT INSIDE COVER OF DOCUMENTATION, OR AT THE BOTTOM OF A WEB PAGE.

     GATEWAY USES A STANDARD TRADEMARK LEGEND THAT DOES NOT CHANGE EXCEPT TO ADD THE MARKS THAT ARE REFERENCED IN THE PIECE. THE FOLLOWING IS THE STANDARD GATEWAY LEGEND TO BE USED IN ALL MATERIAL REFERENCING ANY GATEWAY TRADEMARK:

     "GATEWAY AND THE GATEWAY STYLIZED LOGO [INSERT ALL OTHER GATEWAY TRADEMARKS, SPECIAL LOGOS, PRODUCT NAMES, SERVICE NAMES, AND SLOGANS REFERRED TO OR DISPLAYED IN THE PIECE] ARE TRADEMARKS OR REGISTERED TRADEMARKS OF GATEWAY, INC. IN THE U.S. AND OTHER COUNTRIES."

F.  ALWAYS  SPELL  THE  TRADEMARK  CORRECTLY.


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                                    EXHIBIT H
                             (SECTIONS 2.8 AND 4.1)

                                    FORECASTS

A. Reseller shall provide Gateway a forecast of its orders for Gateway Products as follows:

     1.   On  Effective  Date
          -------------------
          -  for  six  (6)  months  commencing  on  the  Effective  Date.

     2.   On  the  20th  day  of  every  month
          ------------------------------------
          - for six (6) months commencing on the first day of the next month.

B.   Reseller  shall provide the forecast of its orders in the following format.

     [Format of orders forecast to be provided under separate cover].


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                                    EXHIBIT I
                                 (SECTION 2.11)

                              CURRENT RETAIL STORES

The  Current  Retail  Stores  shall  consist  of:

A.     Singapore
       ---------
       109  North  Bridge  Road
       #03-19,  Funan  -  The  I.T.  Mall
       Singapore  179097

B.     Hong  Kong  -  Times  Square  Store
       -----------------------------------
       Shop  B223A,  Basement  2,
       Times  Square  Shopping  Arcade
       No.  1  Matheson  Road
       Causeway  Bay
       Hong  Kong

C.     Hong  Kong  -  Manning  House  Store
       ------------------------------------
       Shop  101,  Manning  House
       48  Queen's  Road
       Central
       Hong  Kong


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                                    EXHIBIT J
                                  (SECTION 7.5)

                            DOMAIN NAMES AND WEB SITE

A.     www.gateway.com.my/sg/

B.     www.gateway.com.my/HK/

C.     www.gateway.com.hk


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                                    EXHIBIT K
                                 (SECTION  7.5)

                           WEB SITE ACCESS GUIDELINES

[Gateway  web  site  access  guidelines  to  be  provided under separate cover.]




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                                    EXHIBIT L
                                 (SECTION  2.11)

                       EQUIPMENT IN CURRENT RETAIL STORES

A.     Singapore
       ---------
       [List  of  equipment  to  be  provided  under  separate  cover.]


B.     Hong  Kong  -  Times  Square  Store
       -----------------------------------
       [List  of  equipment  to  be  provided  under  separate  cover.]


C.     Hong  Kong  -  Manning  House  Store
       ------------------------------------
       [List  of  equipment  to  be  provided  under  separate  cover.]


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